UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2022

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)
(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MPAA	The Nasdaq Global Select Market

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2022, the Board unanimously approved a resolution to further amend the Amended and Restated By-Laws (as amended, the “ByLaws”) of Motorcar Parts of America, Inc. (the “Company”) which increased the maximum number of directors on the Board from ten to eleven. See Item 5.03 and the press release attached hereto as Exhibit 99. Based on the Board vacancies that were created by the amendment expanding the maximum number of directors of the Board and in accordance with the Third Amendment to the Amended and Restated By-Laws, the Board appointed Patricia Warfield (“Warfield”) as a new director of the Board.

Patricia (Tribby) Warfield, 62, most recently, from 2019 to 2020, served as chairman and chief executive officer of APC Automotive Technologies, overseeing a restructuring and a strategic refocusing on braking and exhaust related products. Earlier, from 2017 - 2019, she served as senior vice president, business development and strategy for Nitta Corporation, a Japanese global provider of power transmission and conveyor belting products for Europe, Middle East & Africa. Previously, from 2014 - 2017, Warfield held dual positions at Kaman Corporation, as senior vice president and general manager for Kaman Fluid Power and Kaman Automation. Her career includes 25 years, from 1988 - 2013 with the Gates Corporation including 11 consecutive years in Europe in key senior management and operational positions, serving in Belgium, Germany, and the United Kingdom.

Warfield currently serves on the board of two private equity-sponsored global diversified manufacturing portfolio companies. She is an advisor board member of the University of Colorado Denver Business School, and formally served as an adjunct professor and guest lecturer at the Daniels College of Business at the University of Denver, from 2014 - 2016. She is a member of the National Association of Corporate Directors, as well as The Committee of 200, comprised of the world’s most successful women entrepreneurs and corporate innovators.  Warfield graduated cum laude with a bachelor’s degree in Business Administration from National University, San Diego.

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 26, 2022, the Board adopted and approved, effective immediately, a third amendment to the Amended and Restated By-Laws of the Company that increased the maximum number of directors constituting the entire Board from ten to eleven directors. The foregoing description of the Third Amendment to the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the Third Amendment to the Amended and Restated By-Laws, attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

3.1	Third Amendment to the Amended and Restated By-Laws of Motorcar Parts of America, Inc., as adopted on January 26, 2022.

99	Press Release dated February 1, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: February 1, 2022	By:	/s/ Juliet Stone
Juliet Stone
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Third Amendment to the Amended and Restated By-Laws of Motorcar Parts of America, Inc., as adopted on January 26, 2022.

99	Press Release dated February 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).